                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  August 19, 1997



                              TELEGEN CORPORATION
             (Exact name of registrant as specified in its charter)


         California                         14836                84-067214
 ------------------------------    ----------------------    ------------------
(State or other jurisdiction of   (Commission File Number)  (I.R.S. Employer
        incorporation)                                       Identification No.)




                               101 Saginaw Drive
                        Redwood City, California  94063
                    (Address of principal executive offices)

                                 (415) 261-9400
              (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS

     In a press release dated August 19, 1997, Telegen Corporation, a California corporation (the "Company") announced that, effective immediately, it has realigned executive management responsibilities for a number of its current officers to better position the Company for future growth and to place greater focus on advancing its key development programs.

     Gilbert Decker, an outside director, has been named Chairman of the Company's Board of Directors. Warren M. Dillard has been named Chief Executive Officer of the Company in addition to his current position as the Company's Chief Financial Officer. Jessica L. Stevens, the Company's former President, Chief Executive Officer and Chairman of the Board, will fill the newly created position of President/Chief Technology Officer to focus on the hands-on development of the flat-panel display and the Company's other developing technologies. Frederick T. Lezak, Jr., President of the Company's wholly owned subsidiary, Telegen Communications Corporation, has been named an Executive Vice President of the Company. Bonnie Crystal remains an Executive Vice President and Secretary of the Company and will continue her research and development focus.
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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TELEGEN CORPORATION



Dated:    August 19, 1997                     By:  /s/ Warren M. Dillard
                                                 ------------------------
                                                 Warren M. Dillard,
                                                 Chief Financial Officer